UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2007

Novamerican Steel Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33342 (Commission File Number)	20-4790836 (I.R.S. Employee Identification Number)

28 West 44th Street, 16th Floor

New York, NY 10036

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 646-429-1505

Symmetry Holdings Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On December 26, 2007, the independent directors of the Board of Directors of the Company approved three year compensation arrangements for each of Corrado De Gasperis, the Company’s Chief Executive Officer, and Domenico Lepore, the Company’s President, which will become effective on January 1, 2008. Mr. De Gasperis will earn an annual salary of $800,000 and will be eligible for an annual performance bonus, with a target of not less than 50% and not more than 150% of his then current salary, to be determined and awarded at the discretion of the independent directors of the Board of Directors or the Compensation Committee of the Board of Directors, which will be comprised entirely of independent directors. Mr. Lepore will earn an annual salary of $550,000 and will be eligible for an annual performance bonus, with a target of not less than 50% and not more than 100% of his then current base salary, to be determined and awarded in the same manner. Each executive will be entitled to severance if the Company terminates his employment (other than for cause) or if he resigns for good reason or dies. Severance will equal his then current salary and minimum target bonus for the remainder of the three year period (but not less than 12 months), payable in a lump sum. In such a circumstance, the executive will also be entitled to continuation of certain employee benefits for up to 18 months and certain outplacement services for 12 months. If there is a change in control of the Company, then, for purposes of severance, such three year period will be reset to be a new three year period in the case of Mr. De Gasperis and two year period in the case of Mr. Lepore following the date of the change in control. For this purpose, a change in control occurs when a person acquires beneficial ownership or the right to vote 40% or more of the outstanding common stock of the Company or upon certain changes in the composition of the Board of Directors that are not approved by it or mergers, asset sales or similar transactions. Each executive will be entitled to an excise tax gross-up for certain severance payments made in connection with a change in control of the Company. The independent directors also approved an initial payment, payable no later than March 15, 2008, equal to $950,000 and $700,000 for Messrs. De Gasperis and Lepore, respectively, and determined that, absent extraordinary circumstances, no stock options, restricted stock or other equity incentive awards would be made to either executive during the three year period ending on December 31, 2010. Each executive will be required to enter into an agreement containing confidentiality, non-competition, proprietary information and other customary restrictive covenants.

Item 8.01. Other Events

On December 26, 2007, the Board of Directors of the Company elected Karen G. Narwold as Chief Administrative Officer, General Counsel and Vice President of the Company, effective January 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAMERICAN STEEL INC.
Date:	December 26, 2007	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: Chief Executive Officer